UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2023

Veritas Farms, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-210190	90-1254190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 E. Las Olas Boulevard, Suite 1400 Fort Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 691-4367

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Veritas Farms,” “we,” “us” and “our” refer to Veritas Farms, Inc. and its subsidiary.

Item 1.01 Entry into a Material Definitive Agreement.

Credit Line

On December 31, 2023, Veritas Farms, Inc. (the “Company”) issued a secured convertible credit line promissory note in the principal amount for up to $3,000,000 (the “December 2023 Secured Convertible Promissory Note”), to the Cornelis F. Wit Revocable Living Trust (the “Wit Trust”), a principal shareholder who holds securities of the Company that constitute a majority of the voting securities of the Company. The December 2023 Secured Convertible Promissory Note is secured by the Company’s assets and contains certain covenants and customary events of default, the occurrence of which could result in an acceleration of the December 2023 Secured Convertible Promissory Note. The December 2023 Secured Convertible Promissory Note is convertible as follows: aggregate loaned principal and accrued interest under the December 2023 Secured Convertible Promissory Note may, at the option of the holder, be converted in its entirety into shares of our common stock at a conversion price of $0.02 per share. The Note will accrue interest on the aggregate amount loaned at a rate of 10% per annum. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable under the December 2023 Secured Convertible Promissory Note, is due and payable if not converted pursuant to the terms and conditions of the December 2023 Secured Convertible Promissory Note on the earlier of (i) January 01, 2027, or (ii) following an event of default.

The foregoing summary of the December 2023 Secured Convertible Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the December 2023 Secured Convertible Promissory Note attached hereto as Exhibit 10.1.

Second Amendment to Previously Issued and Outstanding Secured Convertible Promissory Note

On December 31, 2023, the Company and the Wit Trust entered into an Second Amendment to Secured Convertible Promissory Note originally signed October 21, 2021, which was then amended and restated March 9, 2022, pursuant to which the Company and the Wit Trust amended the Secured Convertible Credit Line Promissory Note in order to extended the maturity date of the Secured Convertible Credit Line Promissory Note from October 1, 2024 to January 1, 2027.

The foregoing summary of the Second Amendment to Secured Convertible Promissory Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment to Secured Convertible Promissory Note attached hereto as Exhibit 10.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the December 2023 Secured Convertible Promissory Note is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the December 2023 Secured Convertible Promissory Note is incorporated by reference into this Item 3.02. The December 2023 Secured Convertible Promissory Note issued to the investor was offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description

10.1	Secured Convertible Credit Line Promissory Note dated December 31, 2023 by and between Veritas Farms, Inc. and the Cornelis F. Wit Revocable Living Trust
10.2	Second Amendment to Secured Convertible Promissory Note dated December 31, 2023 by and between Veritas Farms, Inc. and the Cornelis F. Wit Revocable Living Trust
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2024	VERITAS FARMS, INC.

	By:	/s/ Thomas E. Vickers
Thomas E. Vickers, Interim Chief Executive Officer

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